495 March Road
Suite 300
Ottawa, Ontario K2K 3G1

February 29, 2008 (Via Electronic Mail)

Personal and Confidential

Mr. Deepak Gupta
1844 Zenato Pl.
Pleasanton, CA  94566

Re:    Separation Agreement and General Release

Dear Deepak:

This letter will confirm your resignation from employment and the terms of your separation from employment with Workstream Inc. (“Workstream”).

Your employment with Workstream terminated effective February 29, 2008 (the “Termination Date”). Regardless of whether you sign this letter, you will have been or will be paid all of your wages at the base rate through your last day of active work on February 22, 2008; and your group medical insurance benefits will continue through the end of the current calendar month. Assuming you agree to the terms of this letter (the “Agreement”) Workstream will provide you with the additional separation benefits described below.

1.
You will be permitted to retain the 250,000 Restricted Stock Units (the “RSUs”) previously granted you by Workstream pursuant to your employment agreement dated December 11, 2006, as amended (the “Employment Agreement”). All of the RSUs will be deemed to be vested upon your delivery of a signed copy of this letter to me and shares subject to RSUs shall be delivered within 30 days of the date thereof.

2.
Workstream will pay reasonable expenses submitted by you for periods prior to the date hereof and will continue to pay your car allowance at the rate of Five Hundred dollars (USD$500.00) per month for twelve (12) months from your Termination Date.

3.
You and any eligible dependents will continue to be covered under Workstream’s group health and dental plans through the end of the current calendar month. Thereafter, you will be eligible to continue your existing coverage under these plans at your own expense in accordance with the Consolidated Omnibus Budget Reconciliation Act (“COBRA”). If you agree to the terms of this letter (the “Agreement”), Workstream will reimburse you the amount of the COBRA premium for up to twelve (12) months from your Termination Date. You agree to advise Workstream promptly in the event that you obtain subsequent employment in any position that provides you group health and dental benefits at which time Workstream will be relieved from the obligation to reimburse you for any further COBRA premiums.

Mr. Deepak Gupta
February 29, 2008

4.	You agree to waive and forfeit all rights to any Stock Options (referred to as Option Shares in the Employment Agreement) in Workstream, whether vested or not vested.

5.	You hereby confirm your resignation, effective February 29, 2008, as President and Chief Executive Officer, as a Director and as an employee of Workstream.

Workstream waives the right to enforce any non-competition provisions of any agreements between Workstream and you, but you agree to remain bound by the obligation contained in your Employment Agreement not to solicit to hire or encourage to leave their employ, any of Workstream’s other employees for a period of one (1) year following the Termination Date.

By offering you the opportunity to enter into this Agreement, Workstream does not admit that it has any liability to you arising out of or in any manner relating to your employment or separation from employment. Workstream expressly denies that it has any such liability. Accordingly, this Agreement should not be treated or construed as an admission of liability by Workstream of any kind or nature whatsoever.

In return for the additional separation benefits described above, you hereby agree, for yourself and your successors, heirs, executors, administrators, and assigns, to remise, release and forever discharge Workstream and its affiliates and subsidiaries as well as its and their stockholders, directors, officers, partners, agents, servants, employees past and present, and affiliated entities, and each of them, and any of their heirs, successors, and assigns (collectively the “Releasees”) from any and all claims, grievances, demands, liens, agreements, contracts, covenants, actions, suits, causes of action, wages, obligations, debts, expenses, attorneys’ fees, damages, judgments, orders and liabilities of whatever kind or nature in law, equity or otherwise (collectively the “Claims”), which you have, had or may have had against any Releasee up until the date of this Agreement. Without limiting the generality of the foregoing, you acknowledge that the said additional separation benefits are in satisfaction of all claims for damages for wrongful dismissal, including all non-salary benefits, including long term disability and pension contributions provided to you, or on your behalf, in respect of your employment, vacation pay, any and all expenses, whether incurred before or after the date hereof, in respect of your employment, and any and all claims which you may have, or have had, under the Employment Standards Act, S.O. 2000, c. 41, as amended, and the Human Rights Code, R.S.O. 1990, c. H-19, as amended. Except as set forth below, you expressly acknowledge that this Agreement is intended to include in its effect, without limitation, all claims which have arisen and of which you know or do not know, should have known, had reason to know, or suspect to exist in your favor at the time of execution hereof, and that this Agreement contemplates the extinguishment of any such claim or claims.  Thus, this Agreement includes a release of all known and unknown claims. The foregoing release shall not be construed to operate as a release or waiver of any rights you have under the United States federal Age Discrimination in Employment Act of 1967, as amended or of any rights to indemnification under any bylaw, resolution or agreement between Workstream and you or of any coverage under any fiduciary indemnity policy in effect. The foregoing release does not release any obligations due to you pursuant to the ADEA Release between you and Workstream dated February 29, 2008.

Mr. Deepak Gupta
February 29, 2008

You acknowledge that you understand and agree that all rights under Section 1542 of the Civil Code of California are hereby expressly waived by you. Section 1542 reads as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Notwithstanding the provisions of Section 1542, and for the purpose of implementing a full and complete release and discharge of Releasees, you expressly acknowledges that this Agreement and the general release set forth above is intended to include in its effect, without limitation, all claims which you do not know or suspect to exist in your favor at the time of execution hereof, and that the settlement agreed upon contemplates the extinguishment of any and all such claim or claims.

You represent that you have not filed, or permitted to be filed in your name or on your behalf, any lawsuit or administrative agency charge or complaint against any of the Releasees based upon any act or event which is released by this Agreement. You further agree that if any such matter is pending, you will not seek or accept any personal relief, including but not limited to an award of monetary damages or reinstatement to employment with Workstream and that you will act promptly to voluntarily withdraw it, with prejudice, as a condition of receiving payment pursuant to this Agreement.

You agree that, as a further condition to receipt of the separation benefits as outlined above, you will provide reasonable cooperation, and assistance as and when reasonably requested by Workstream with respect to matters in which you were involved or had knowledge of during your employment with Workstream.

In the event you desire to have Workstream provide an employment reference for you, you agree to direct all inquiries to the Manager, Human Resources who will confirm your dates of employment and position held. You and Workstream agree not to disparage each other.

You agree that within seven (7) calendar days of signing this Agreement, you will return to Workstream all of its property in your possession or control. You further represent and warrant that you will not retain any copies or duplicates of such property.

Aside from a separate agreement being offered to you by Workstream in consideration of a release of your rights under the United States federal Age Discrimination in Employment Act, this Agreement sets forth the entire agreement between you and Workstream regarding your separation from employment. This Agreement may not be altered, amended, or modified, except by a further written document signed by you and an officer of Workstream. You and Workstream agree to continue to be bound by the provisions of the Employment Agreement which are stated in that document as surviving termination of that agreement.

The terms of this Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario. Any dispute regarding any aspect of this Agreement, including its formation, or any act which would violate any provision on this Agreement (hereafter referred to as “arbitrable dispute”), shall be resolved in final and binding arbitration pursuant to the provisions of the Employment Agreement, which are incorporated herein by reference. Judgment on any award by such arbitrator may be entered in any court having proper jurisdiction.

Mr. Deepak Gupta
February 29, 2008

By executing this Agreement, you acknowledge that you have been informed of your right to consult with an attorney before signing this Agreement and that you have done so to the extent that you desire. You represent and warrant that you have carefully read and fully understand the provisions of this Agreement and that you freely, knowingly and voluntarily enter into this Agreement.

Please signify your acceptance of this Agreement by signing in the space indicated below, having your signature notarized and returning the signed copy to me via facsimile. This Agreement may be signed in counterparts and facsimile signatures shall be acceptable as originals.

Sincerely,

WORKSTREAM INC.

/s/ Michael Mullarkey

By: Michael Mullarkey
Executive Chairman of the Board

Accepted and agreed to on this 29th day of February, 2008

 /s/ Deepak Gupta
Deepak Gupta

Notary Public Acknowledgement

State of California:

County of ______________________:

I, ________________________________, a Notary Public for ______________County,
California, do hereby certify that Deepak Gupta personally appeared before me this day and acknowledged the due execution of the foregoing document.

Witness my hand and official seal, this the __________ day of _____________, 2008.

Notary Public

My commission expires ______________________________________, 200__.

495 March Road
Suite 300
Ottawa, Ontario K2K 3G1

February 29, 2008 (Via Electronic Mail)

Personal and Confidential

Mr. Deepak Gupta
1844 Zenato Pl.
Pleasanton, CA  94566

Re:    ADEA Release

Dear Deepak:

This letter will confirm our agreement concerning your release of all possible claims arising under the United States federal Age Discrimination in Employment Act of 1967, as amended, against Workstream Inc. (“Workstream”) and those associated with it.

Your employment with Workstream pursuant to the Employment Agreement dated December 11, 2006, as amended (the “Employment Agreement”), terminated effective February 29, 2008 (the “Termination Date”). Assuming you agree to the terms of this letter (the “OWBPA Agreement”), Workstream will pay you severance pay at the rate of Twenty-five Thousand dollars (USD$25,000.00) per month for four (4) months from your Termination Date.

In return for the severance pay benefits described above, you hereby agree, for yourself and your successors, heirs, executors, administrators, and assigns, to remise, release and forever discharge Workstream and its affiliates and subsidiaries as well as its and their stockholders, directors, officers, partners, agents, servants, employees past and present, and affiliated entities, and each of them, and any of their heirs, successors, and assigns (collectively the “Releasees”) from any and all claims, grievances, demands, liens, agreements, contracts, covenants, actions, suits, causes of action, wages, obligations, debts, expenses, attorneys’ fees, damages, judgments, orders and liabilities of whatever kind or nature in law, equity or otherwise arising under the United States federal Age Discrimination in Employment Act of 1967, as amended (collectively the “ADEA Claims”), which you have, had or may have had against any Releasee up until the date of this Agreement. As further set forth below, you expressly acknowledge that this Agreement is intended to include in its effect, without limitation, all ADEA Claims which have arisen and of which you know or do not know, should have known, had reason to know, or suspect to exist in your favor at the time of execution hereof, and that this OWBPA Agreement contemplates the extinguishment of any such claim or claims.  Thus, this OWBPA Agreement includes a release of all known and unknown ADEA Claims but does not release (i) any of your rights to indemnification under any bylaw, resolution or agreement between Workstream and you or any claims under any fiduciary indemnity policy in effect or (ii) any rights under the Separation Agreement and General Release between Workstream and you dated February 29, 2008.

Mr. Deepak Gupta
February 29, 2008

You acknowledge that you understand and agree that all rights under Section 1542 of the Civil Code of California are hereby expressly waived by you. Section 1542 reads as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Notwithstanding the provisions of Section 1542, and for the purpose of implementing a full and complete release and discharge of Releasees, you expressly acknowledges that this OWBPA Agreement and the general release set forth above is intended to include in its effect, without limitation, all ADEA Claims which you do not know or suspect to exist in your favor at the time of execution hereof, and that the settlement agreed upon contemplates the extinguishment of any and all such claim or claims.

You hereby represent and acknowledge to Workstream that (a) Workstream has advised you in writing to consult with an attorney of your choosing; (b) you have had twenty-one (21) days to consider the waiver of your rights under the United States federal Age Discrimination in Employment Act of 1967, as amended prior to signing this OWBPA Agreement; (c) you have seven (7) days after signing this OWBPA Agreement in which to revoke it by delivering a written notice of such revocation to the Workstream at 495 March Road, Suite 300, Ottawa, Ontario K2K 3G1, attention: Michael Mullarkey, Executive Chairman of the Board; (d) the consideration provided you under this OWBPA Agreement is sufficient to support the release provided by you under this OWBPA Agreement and is greater than what you would be entitled to receive if you did not sign this OWBPA Agreement; and (e) you have not filed any charges, claims or lawsuits against Workstream or any Releasee which have not been terminated as of the date of this OWBPA Agreement. You understand that Workstream regards the representations made by you as material and that Workstream is relying on these representations in entering into this OWBPA Agreement. You acknowledge and agree that Workstream’s obligation to make payments or provide other benefits under this OWBPA Agreement will not commence until the period for revocation has passed and this OWBPA Agreement becomes irrevocable by you.

You understand and acknowledge that in deciding whether to sign this OWBPA Agreement, you are not relying on any promises, statements or representations, oral or written, other than those that are set forth expressly herein.

The terms of this OWBPA Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario. Any dispute regarding any aspect of this Agreement, including its formation, or any act which would violate any provision on this Agreement (hereafter referred to as “arbitrable dispute”), shall be resolved in final and binding arbitration pursuant to the provisions of the Employment Agreement, which are incorporated herein by reference. Judgment on any award by such arbitrator may be entered in any court having proper jurisdiction.

Mr. Deepak Gupta
February 29, 2008

Please signify your acceptance of this Agreement by signing in the space indicated below, having your signature notarized and returning the signed copy to me via facsimile. This Agreement may be signed in counterparts and facsimile signatures shall be acceptable as originals.

Sincerely,

WORKSTREAM INC.

/s/ Michael Mullarkey

By: Michael Mullarkey
Executive Chairman of the Board

Accepted and agreed to on this 29thday of February, 2008

 /s/ Deepak Gupta
Deepak Gupta

Notary Public Acknowledgement

State of California:

County of _____________________:

I, ________________________________, a Notary Public for ________________ County,
California, do hereby certify that Deepak Gupta personally appeared before me this day and acknowledged the due execution of the foregoing document.

Mr. Deepak Gupta
February 29, 2008

Witness my hand and official seal, this the __________ day of _____________, 2008.

Notary Public

My commission expires ______________________________________, 200__.